EXHIBIT 99.1

Clarivate Director Richard Roedel to Retire from Board of Directors

Valeria Alberola to Succeed as Audit Committee Chair

LONDON, July 24, 2024 – Clarivate Plc (NYSE: CLVT), a leading global provider of transformative intelligence, announced today that Richard Roedel will retire from the Board of Directors (the “Board”) for health reasons, effective December 31, 2024. The Board expects Valeria Alberola, a member of the Board since May 2021, and a member of its Audit and Finance Committees, to succeed Mr. Roedel as Chair of the Audit Committee.

Andy Snyder, Board Chair, Clarivate, said: “On behalf of the Board, I want to thank Rich for his leadership and dedication to our Board since 2020 and wish him well. The Company is fortunate to have a strong successor to Rich in Valeria at the helm of the Audit Committee, and we look forward to a smooth transition over the coming months.”

Ms. Alberola brings over 25 years of global experience in corporate finance, investment banking, sustainable investments, operations and strategic management consulting. From January 2019 until March 2024, Ms. Alberola served as Chief Executive Officer of Zoma Holdings, LLC following her tenure as its Chief Operating Officer from 2017 to December 2018. Previously she was the Chief Financial Officer of Bridge Education Group, Inc., a global education company, and a partner at Q Advisors LLC, an investment banking firm, advising on M&A and debt and equity financings for technology and telecommunications clients. Ms. Alberola received a B.S. in Economics and Business Administration from the Pontificia Universidad Católica de Chile and an M.B.A. from the Kellogg School of Management at Northwestern University, where she was a Fulbright scholar.

About Clarivate

Clarivate™ is a leading global provider of transformative intelligence. We offer enriched data, insights & analytics, workflow solutions and expert services in the areas of Academia & Government, Intellectual Property and Life Sciences & Healthcare. For more information, please visit clarivate.com.

Forward-Looking Statements

This communication contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management's current views concerning future business, events, trends, contingencies, financial performance, or financial condition, appear at various places in this communication and may use words like "aim," "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "forecast," "future," "goal," "intend," "likely," "may," "might," "plan," "potential," "predict," "project," "see," "seek," "should," "strategy," "strive," "target," "will," and "would" and similar expressions, and variations or negatives of these words. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management's current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are difficult to predict and many of which are outside of our control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include those factors discussed under the caption "Risk Factors" in our most recent annual report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission ("SEC"). However, those factors should not be considered to be a complete statement of all potential risks and uncertainties. Additional risks and uncertainties not known to us or that we currently deem immaterial may also impair our business operations. Forward-looking statements are based only on information currently available to our management and speak only as of the date of this communication. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, except as otherwise required by securities and other applicable laws. Please consult our public filings with the SEC or on our website at www.clarivate.com.

Media contact:

Amy Bourke-Waite, Senior Director, Corporate Communications

newsroom@clarivate.com

Investor Relations Contact
Mark Donohue, Head of Investor Relations
investors@clarivate.com